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Exhibit 99.1

News Release

380 Interlocken Crescent • Broomfield, CO 80021 • 303.460.9200 • Fax: 720.566.3860 • www.mcdata.com

August 25, 2003

Contacts
Investors: Linda Dellett/Kevin Mammel (720) 558-4474 Investor.relations@mcdata.com	Media: Kathleen Sullivan (720) 558-4435; cell: (720) 480-5501 kathleen.sullivan@mcdata.com

McDATA Achieves Strong Second Quarter Results
Reports Record Revenue, 39 Percent Year-Over-Year Growth

        BROOMFIELD, Colo.—August 25, 2003—McDATA® Corporation (NASDAQ: MCDTA/MCDT) today reported record revenue results of $107.0 million for its quarter ended July 31, 2003, reflecting a 39 percent increase over second quarter 2002 revenue of $77.3 million.

        Reported net income for the second quarter of 2003 was $9.1 million or $0.08 per diluted share, an improvement over second quarter 2002 results of a net loss of $(3.9) million or $(0.03) per diluted share. On a non-GAAP basis, net income for the second quarter of 2003 was $11.5 million or $0.10 per diluted share, compared with a net loss of $(2.6) million or $(0.02) in the second quarter of 2002. McDATA's second quarter 2003 non-GAAP results exclude non-cash charges related to amortization of deferred compensation and the intangible SANavigator® assets.

        "With today's strategic announcements, we are in a fundamentally stronger position to accelerate the growth of our company and to fully capitalize on the expanding market opportunity. Building upon several quarters of strong operating and financial results, we have strengthened our robust product roadmap to best support the current and future needs of our customers," said John Kelley, McDATA's President and CEO. "With Sanera Systems and Nishan Systems being brought under the corporate umbrella, and a strong supply agreement with and investment in Aarohi Communications, we stand alone in the industry in being able to solve and simplify our customer's ever-present data networking, scalability, cost and manageability challenges. We believe we will now have the strongest product portfolio in our industry."

Second Quarter Details

        McDATA's revenue from products totaled $93.9 million in the second quarter, up 40 percent year-over-year and three percent from the previous quarter. Director-class revenue was $64.3 million, up 18 percent year-over-year, and down five percent sequentially, and switch and other product revenues were $29.6 million, up 161 percent year-over-year and 25 percent over the previous quarter.

        Revenue from software and professional services was $9.3 million, up 43 percent year-over-year and 11 percent from last quarter. Other revenue was $3.9 million, up 10 percent year-over-year and 13 percent sequentially. On a channel basis, McDATA's largest customer, EMC, represented 62 percent of total revenue in the second quarter of 2003, compared with 61 percent in the first quarter; IBM accounted for 18 percent, up from 17 percent in the prior quarter; and other OEMs, resellers and systems integrators represented 20 percent, compared with 22 percent in the prior quarter.

        GAAP gross margin was 59.2 percent, up from 56.8 percent in the first quarter of 2003 and 45.4 percent in the second quarter of 2002. Non-GAAP gross margin was 59.3 percent, up from 56.5 percent in the first quarter of 2003 and 44.1 percent in the second quarter of 2002. The gross margin improvements were driven by stronger volumes and product mix, which included increased sales of FlexPort™ upgrades and Director blades. Non-GAAP operating expenses as a percent of revenue were 45.1 percent compared to 47.7 percent in the first quarter of 2003. In addition, non-GAAP operating margin was 14.1 percent, a strong improvement over the 8.8 percent in the previous quarter.

        The non-GAAP results are a supplement to financial statements based on generally accepted accounting principles (GAAP). McDATA believes this presentation provides investors with additional insight into its underlying operating results and business trends. A reconciliation between GAAP net income and non-GAAP net income is provided in the financial statements attached to this press release.

Key Highlights

        McDATA received industry-wide recognition for its products and solutions and continued to expand distribution networks with new partnership agreements. Highlights of activities since the end of the first quarter include the following:

  •
  Announced the planned acquisition of Nishan Systems, a privately-held company that is the world's first supplier of native IP storage solutions and Sanera Systems, a privately-held company that provides highly scalable and reliable enterprise storage networking solutions. These transactions bring together best-of-breed solutions seamlessly under one brand—McDATA.

  •
  Signed a supply agreement with and made an investment in Aarohi Communications, a privately-held company that provides system-on-a-chip solutions for the storage networking market. Aarohi will provide its FabricStream™ technology for McDATA's intelligent switch platforms.

  •
  Demonstrated its new intelligent switch platform, which utilizes Aarohi technology and that leverages McDATA's innovative Sphereon 4500. The intelligent switch platform will increase storage utilization efficiency and lower the total cost of ownership for companies' storage environments.

  •
  Launched the Sphereon™ 4300, a new entry-level switch. This product utilizes McDATA's unique FlexPort "pay as you grow" scaling functionality and offers cost-conscious customers a four, eight and 12-port switch. The Sphereon 4300 includes McDATA's HotCAT™ technology that allows upgrades to the network without disruption to data traffic.

  •
  Announced the availability of SANavigator 4.0 and EFCM 8.0. These two storage network management solutions now leverage a shared code base to deliver a comprehensive, customizable set of storage management capabilities.

  •
  Announced a joint development initiative with Lucent Technologies that combines products from each company to provide businesses with comprehensive solutions for storage networking both in and between data centers.

  •
  Partnered with Network Appliance to deliver interoperable solutions that enable the convergence of network attached storage (NAS) and storage area networks (SAN). This will provide significant cost savings by eliminating the unnecessary duplication of resources and more efficient use of storage assets.

  •
  Signed a distribution agreement with Bell Microproducts, through which Bell will offer McDATA's full family of core-to-edge 2 gigabit per second (Gb/s) storage networking solutions in the U.S. and through its UK/European, Latin American and Canadian companies.

  •
  Listed in the Leaders Quadrant of Gartner's 2003 SAN Fibre Channel Switch Magic Quadrant and retained its leadership for 2002 in Director-class switch revenues.

  •
  Received three 2003 InfoWorld Readers' Choice Awards for Best Product and Best Enterprise Storage Product. McDATA was the only SAN solutions company recognized by readers as being among the best across the IT industry.

        "We are changing the future of storage networking by providing customers with unprecedented value, choices, and best-of-breed solutions delivered seamlessly by a trusted and reputable partner," said Kelley.

Stock Repurchase Authorization and Interest Rate Swap

        McDATA's Board of Directors authorized a plan for the purchase of up to $50 million of the company's stock in the second quarter. Although there are no immediate plans for any repurchase, management may execute the plan opportunistically.

        In addition, the company entered into an interest rate swap to exchange the fixed interest rate that it pays on a portion of its approximately $155 million convertible debt for a variable interest rate based on the six month LIBOR rate. McDATA expects to reduce interest expense by approximately $2 million over the next six months as a result of this transaction.

Outlook

        McDATA anticipates revenues in the range of $105 to $110 million for the third quarter ending October 31, 2003. Fully diluted non-GAAP EPS for the third quarter is expected to be in the range of $0.05 to $0.07, excluding the effect of the planned acquisitions and investment announced today and the company's non-cash deferred compensation charges and amortization charges related to certain intangible assets. In aggregate, the transactions are expected to dilute the company's non-GAAP earnings by $0.03 per share in the third quarter of 2003.

        McDATA will hold a conference call to discuss second quarter 2003 results at 6:00 a.m. MT today, Monday, August 25, 2003. The conference call will be simultaneously webcast on the company's website at www.mcdata.com, and archived for future review. The webcast presentation will include slides containing additional detailed information of interest to investors. To participate in this conference call, please dial 706-679-8352. A replay will be available until September 2, 2003. To access the replay, please call 706-645-9291 and enter passcode 1871616.

###

About McDATA (www.mcdata.com)

        McDATA (Nasdaq: MCDTA/MCDT) is the expert provider of Multi-Capable Storage Networking Solutions™—hardware, software and services—that enable partners and customers around the world to reduce the total cost of storage management today, and be ready to adapt to the real-time information demands of tomorrow. Entrenched in over 8,000 data centers worldwide, McDATA solutions are at the heart of more than 80 percent of Fortune 100 storage network data centers, powering the latest

e-business applications, customer databases, financial traffic and other mission-critical data. Customers leverage McDATA's multi-capable solutions to realize immediate cost savings, reduce their investment risk, ensure the continuity of their operations and adapt to changing business requirements.

Forward-Looking Statements

        This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to ramp SANavigator sales, our relationships with EMC Corporation and IBM and the level of their orders, the impact of the continued general economic slowdown on purchasing decisions by customers and capital spending, our ability to expand sales into higher margin channels through system integrators and distributors, a loss of any of our key customers (or our OEMs' key customers), distributors, resellers or our contract manufacturers, our ability to expand our product offerings and any transition to new products, (such as higher port count and multi-protocol products) integrate recent acquisitions and OEM qualification of such new products which may occur after the general availability dates, possible inventory charges that may occur with any transition to such new products, component quality and availability, the development of the storage area network and switch markets, competition in the storage area network and switch markets, aggressive pricing and product give-aways by competitors, one-time events and other important risk factors disclosed previously and from time to time in our filings at the U.S. Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION

CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2002	July 31, 2003	June 30, 2002	July 31, 2003
Revenue	$77,254	$107,014	$141,797	$210,193
Cost of revenue	42,163	43,707	92,815	88,295

Gross profit	35,091	63,307	48,982	121,898
Operating expenses:
Research and development	14,628	18,156	27,844	36,975
Selling, general and administrative	25,967	30,680	51,968	61,591
Amortization of deferred compensation	2,143	1,490	4,284	2,901

Operating expenses	42,738	50,326	84,096	101,467
Income (loss) from operations	(7,647)	12,981	(35,114)	20,431
Interest and other income, net	1,889	401	3,877	1,372

Income (loss) before income taxes	(5,758)	13,382	(31,237)	21,803
Income tax expense (benefit)	(1,900)	4,249	(10,308)	7,358

Net income (loss)	$(3,858)	$9,133	$(20,929)	$14,445

Basic net income (loss) per share	$(0.03)	$0.08	$(0.19)	$0.12

Shares used in computing basic net income (loss) per share	113,069	114,606	112,900	114,462

Diluted net income (loss) per share	$(0.03)	$0.08	$(0.19)	$0.12

Shares used in computing diluted net income (loss) per share	113,069	118,500	112,900	118,096

McDATA CORPORATION

CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS (Note 1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2002	July 31, 2003	June 30, 20022001	July 31, 2003
Revenue	$77,254	$107,014	$141,797	$210,193
Cost of revenue (Note 1)	43,149	43,574	79,110	88,485

Gross profit	34,105	63,440	62,687	121,708
Operating expenses:
Research and development	14,628	18,156	27,844	36,975
Selling, general and administrative (Note 1)	25,359	30,155	49,104	60,541
Amortization of deferred compensation (Note 1)	—	—	—	—

Operating expenses	39,987	48,311	76,948	97,516
Income (loss) from operations	(5,882)	15,129	(14,261)	24,192
Interest and other income, net	1,889	401	3,877	1,372

Income (loss) before income taxes	(3,993)	15,530	(10,384)	25,564
Income tax expense (benefit) (Note 1)	(1,358)	4,007	(3,531)	7,312

Net income (loss)	$(2,635)	$11,523	$(6,853)	$18,252

Basic net income (loss) per share	$(0.02)	$0.10	$(0.06)	$0.16

Shares used in computing basic net income (loss) per share	113,069	114,606	112,900	114,462

Diluted net income (loss) per share	$(0.02)	$0.10	$(0.06)	$0.15

Shares used in computing diluted net income (loss) per share	113,069	118,500	112,900	118,096

Note (1)—The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles. These non-GAAP statements show the operating results of the Company, excluding the following items:

	Three Months Ended		Six Months Ended
Non-GAAP Adjustments	June 30, 2002	July 31, 2003	June 30, 2002	July 31, 2003
Cost of revenue:
Inventory-related charges, net	$(1,132)	$—	$12,830	$(460)
Deferred compensation	146	133	318	270
Other	—	—	557	—

Cost of revenue subtotal	(986)	133	13,705	(190)
Operating expenses:
Obsolescence of demonstration & eval. equip. inventory
Termination of synthetic lease	83	—	1,250	—
Other	—	—	564	—
Amortization of SANavigator intangible assets	525	525	1,050	1,050
Deferred compensation	2,143	1,490	4,284	2,900

Operating expenses subtotal	2,751	2,015	7,148	3,950

Total Non-GAAP Adjustments	1,765	2,148	20,853	3,761
Income tax expense (benefit):	(542)	(242)	(6,777)	(46)

After-tax impact of non-GAAP adjustments	$1,223	$2,390	$14,076	$3,807

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2002	July 31, 2003
Assets
Cash and short term investments	$229,671	$384,894
Accounts receivable, net	73,867	51,930
Inventories, net	8,097	7,100
Other current assets	38,024	27,400

Total current assets	349,659	471,324
Property and equipment, net	99,927	95,885
Long-term investments	73,099	123,571
Other assets, net	32,506	46,547

Total assets	$555,191	$737,327

Liabilities and Stockholders' Equity
Current liabilities	$66,032	$75,138
Long-term liabilities	14,654	189,426
Stockholders' equity	474,505	472,763

Total liabilities and stockholders' equity	$555,191	$737,327

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2002	July 31, 2003
Net cash provided (used) by operating activities	$1,682	$40,696

Cash flows from investing activities:
Purchases of property and equipment	(56,671)	(6,811)
Payment of collateralized lease costs	(1,256)	—
Proceeds from trade-in of fixed assets	—	—
Net purchases of investments	37,888	(156,209)

Net cash used by investing activities	$(20,039)	$(163,020)

Cash flows from financing activities:
Net proceeds for issuance of convertible subordinated debt	—	166,947
Net purchase of share option transactions	—	(20,510)
Payment of obligations under capital leases	(1,136)	(1,812)
Proceeds from the exercise of stock options	1,533	3,285

Net cash provided by financing activities	$397	$147,910

Net increase in cash and cash equivalents	$(17,960)	$25,586

QuickLinks

  Exhibit 99.1
McDATA Achieves Strong Second Quarter Results Reports Record Revenue, 39 Percent Year-Over-Year Growth
McDATA CORPORATION CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS (in thousands, except per share data) (unaudited)
McDATA CORPORATION CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS (Note 1) (in thousands, except per share data) (unaudited)
CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands) (unaudited)